Supplementary Agreement of Equity Transfer Agreement

Party A: Tang Zhixiang  (ID No. 110227195610211817)
Party B: China New Energy Group Company
Party C: Beijing Fengyin Xianghe Scientific Technology Co., Ltd.
Party D: China New Energy Investment Co.,Ltd

Whereas,

1、
Party A and Party B entered into Equity Transfer Agreement (hereinafter referred to “ETA of March 2010”) in connection with the transfer of equity of Beijing Century Dadi Gas Co., Ltd. (the “Target Company”)

2、	Party D is wholly-owned subsidiary of Party B; and

3、
Subject to the affect from objective factor during the performance of the ETA of March 2010, according to the actually situation, Party A and Party B both agree to terminate the performance of ETA of March 2010. Party A, Party C and Party D (wholly-owned subsidiary of Party B) will sign other equity transfer agreement to implement relevant content in ETA of March 2010.

Party A, Party B, Party C and Party D conclude this Agreement regarding ETA of March 2010 as follows:

1.
Party A, Party B, Party C and Party D all agree to terminate ETA of March 2010 according to Article 3 of this Agreement. Party C as transferor, Party D as transferee and Party A as related party of transferor will sign General Framework Agreement for Corporation, Equity Transfer Agreement on 70% Equity of Zhuolu Dadi Gas Co. Ltd. (“ETA Zhuolu 70%”), Equity Transfer Agreement on 70% Equity of Beijing Century Dadi Gas Co. Ltd.(“ETA CD 70%”), Exclusive Option Agreement and other agreements to contiguously performance ETA of March 2010 regarding equity transfer.

2.
Party A confirms that, Party B had pay RMB 5,000,000 to mutual managed bank account according to ETA of March 2010 before the execution of this Agreement. Party A agrees to refund RMB 5,000,000 upon the date Party D makes the first payment to mutual managed bank account according to ETA Zhuolu 70% and ETA CD 70%, that is, Party A shall cooperate with Party B to transfer such RMB 5,000,000 from mutual managed bank account to the bank account Party B designates.

3.
Party A, Party B and Party C agree, from the date Party A refund RMB 5,000,000 mentioned above, ETA of March 2010 as well as any relevant written or oral agreement and memorandum Party A and Party B had agreed regarding to the equity transfer of the Target Company shall terminate. Unless this Agreement is otherwise provided expressly, any other condition, definition, guarantee or statement related to the subject of this agreement shall not be binding on the Parties.

4.	Party A and Party B confirm that unless this Agreement is otherwise provided there is no other dispute in ETA of March 2010.

5.	This Agreement is executed in [6] counterparts, shall become effective upon the signature or chopping of Party A, Party B, Party C and Party D.

(This page is blank below)

Party A: Tang Zhixiang

Party B: China New Energy Group Company

Authorized Representative:

Party C: Beijing Fengyin Xianghe Scientific Technology Co., Ltd.

Authorized Representative:

Party D: China New Energy Investment Co.,Ltd

Authorized Representative: